                                  OFFICE LEASE

                           CONTINENTAL GRAND PLAZA II

                           SUMMIT GRAND PLAZA, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  AS LANDLORD,

                                       AND

                         WESTERN PACIFIC HOUSING, INC.,

                            A CALIFORNIA CORPORATION,

                                   AS TENANT.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1  PREMISES, BUILDING, PROJECT, AND COMMON AREAS......................3

ARTICLE 2  INITIAL LEASE TERM; OPTION TERM....................................4

ARTICLE 3  BASE RENT..........................................................6

ARTICLE 4  ADDITIONAL RENT....................................................7

ARTICLE 5  USE OF PREMISES...................................................12

ARTICLE 6  SERVICE AND UTILITIES.............................................12

ARTICLE 7  REPAIRS...........................................................13

ARTICLE 8  ADDITIONS AND ALTERATIONS.........................................14

ARTICLE 9  COVENANT AGAINST LIENS............................................15

ARTICLE 10 INSURANCE.........................................................16

ARTICLE 11 DAMAGE AND DESTRUCTION............................................18

ARTICLE 12 NONWAIVER.........................................................20

ARTICLE 13 CONDEMNATION......................................................20

ARTICLE 14 ASSIGNMENT AND SUBLETTING.........................................20

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES....23

ARTICLE 16 HOLDING OVER......................................................24

ARTICLE 17 ESTOPPEL CERTIFICATES.............................................24

ARTICLE 18 SUBORDINATION.....................................................25

ARTICLE 19 DEFAULTS; REMEDIES................................................25

ARTICLE 20 COVENANT OF QUIET ENJOYMENT.......................................28

ARTICLE 21 INTENTIONALLY DELETED.............................................28

ARTICLE 22 INTENTIONALLY DELETED.............................................28

ARTICLE 23 SIGNS.............................................................28

ARTICLE 24 COMPLIANCE WITH LAW...............................................29

ARTICLE 25 LATE CHARGES......................................................29

ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT..............29

ARTICLE 27 ENTRY BY LANDLORD.................................................30

ARTICLE 28 TENANT PARKING....................................................30

ARTICLE 29 MISCELLANEOUS PROVISIONS..........................................31


                                      (ii)

                                                                            PAGE
                                                                            ----

EXHIBITS

A        OUTLINE OF PREMISES

A-1      SURFACE PARKING LOT RESERVED PARKING SPACES

B        TENANT WORK LETTER

C        FORM OF NOTICE OF LEASE TERM DATES

D        RULES AND REGULATIONS

E        FORM OF TENANT'S ESTOPPEL CERTIFICATE

F        GUARANTY OF LEASE


                                     (iii)

                                     INDEX

                                                                         PAGE(S)
                                                                         -------
Abatement Event...............................................................27
Abatement Event Termination Date..............................................27
Abatement Event Termination Notice............................................27
Accountant....................................................................12
Advocate Arbitrators...........................................................6
Affiliates....................................................................23
Alterations...................................................................14
Applicable Laws...............................................................29
Award..........................................................................6
Base Building..............................................................14,29
Base Rent......................................................................6
Base Taxes....................................................................10
Base Year......................................................................7
Broker........................................................................34
Building.......................................................................3
Building Common Areas,.........................................................3
Building Hours................................................................12
Common Areas...................................................................3
Comparable Area................................................................5
Comparable Buildings...........................................................5
Comparable Deals...............................................................4
Comparable Term................................................................5
Direct Expenses................................................................7
Eligibility Period............................................................27
Estimate......................................................................11
Estimate Statement............................................................11
Estimated Excess..............................................................11
Excess........................................................................10
Exercise Notice................................................................5
Expense Year...................................................................7
Force Majeure.................................................................33
Holidays......................................................................12
HVAC..........................................................................12
Landlord.......................................................................1
Landlord Parties..............................................................16
Landlord Repair Notice........................................................18
Landlord Response Notice.......................................................5
Landlord's Option Rent Calculation.............................................5
Lease..........................................................................1
Lease Commencement Date........................................................4
Lease Expiration Date..........................................................4
Lease Term.....................................................................4
Lease Year.....................................................................4
Lines.........................................................................35
Mail..........................................................................33
Market Rent....................................................................4
Monument......................................................................28
Neutral Arbitrator.............................................................6
Notices.......................................................................33
Operating Expenses.............................................................7
Option Rent....................................................................4
Option Term....................................................................4
Option Term TI Allowance.......................................................5
Original Improvements.........................................................17
Original Tenant................................................................4
Outside Agreement Date.........................................................5
Premises.......................................................................3
Project Common Areas,..........................................................3
Project,.......................................................................3


                                      (iv)

                                                                         PAGE(S)
                                                                         -------
Proposition 13.................................................................9
Renovations...................................................................35
Rent Concessions...............................................................4
Statement.....................................................................10
Subject Space.................................................................21
Summary........................................................................1
Tax Expenses...................................................................9
Tenant.........................................................................1
Tenant Improvements............................................................1
Tenant Work Letter.............................................................3
Tenant's Option Rent Calculation...............................................5
Tenant's Share................................................................10
Tenant's Sign.................................................................28
Transfer Notice...............................................................21
Transfer Premium..............................................................22
Transferee....................................................................21
Transfers.....................................................................21
Underlying Documents..........................................................12


                                      (v)

                           CONTINENTAL GRAND PLAZA II

                                  OFFICE LEASE

         This Office Lease (the "LEASe"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between SUMMIT GRAND PLAZA, L.L.C., a Delaware limited liability company ("LANDLORD"), and WESTERN PACIFIC HOUSING, INC., a California corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE                                          DESCRIPTION

1.    Date:                         March 14, 2001

2.    Premises
      (Article 1).

      2.1   Building:               400 North Continental Boulevard, El Segundo,
                                    California

      2.2   Premises:               Approximately 14,260 rentable (13,308
                                    usable) square feet of space located on the first floor of the Building and commonly known as Suite 100, as further set forth in Exhibit A to this Lease.

3.    Lease Term
      (Article 2).

      3.1   Length of Term:         Five (5) years.

      3.2   Lease Commencement
            Date:                   June 1, 2001.

      3.3   Lease Expiration Date:  The date immediately preceding the 5th anniversary of the Lease Commencement Date.

4.    Base Rent (Article 3):

                                                                                                 Annual Rental
                                                              Monthly Installment              Rate Per Rentable
       Lease Year               Annual Base Rent                  of Base Rent                    Square Foot
       ----------               ----------------                  ------------                    -----------
           1-5                     $470,580.00                     $39,215.00                       $33.00

5.    Base Year
      (Article 4):                  Calendar year 2001.

6.    Tenant's Share
      (Article 4):                  6.09%.

7.    Permitted Use
      (Article 5):                  General office use consistent with a
                                    first-class office building.

8.    Security Deposit
      (Article 21):                 None.

9.    Parking Pass Ratio            4 parking passes for every 1,000 rentable
      (Article 28):                 square feet of the Premises of which 10
                                    total passes shall be reserved parking
                                    passes and the remainder shall be unreserved parking passes.

10.   Address of Tenant             Western Pacific Housing
      (Section 29.18):              300 North Continental Boulevard, Suite 390
                                    El Segundo, California 90245
                                    (Prior to Lease Commencement Date)

                                    and:

                                    Western Pacific Housing
                                    400 North Continental Boulevard, Suite 100
                                    El Segundo, California 90245
                                    (After Lease Commencement Date)


11.   Address of Landlord
      (Section 29.18):              See Section 29.18 of the Lease.

12.   Broker(s)
      (Section 29.24):              CB Richard Ellis

13.   Guarantor:                    Western Pacific Housing Development Limited
                                    Partnership, a California limited
                                    partnership

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

         1.1 PREMISES, BUILDING, PROJECT AND COMMON AREAS.

                  1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.

                  1.1.2 THE BUILDING AND THE PROJECT. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "BUILDING"). The Building is part of an office project known as "Continental Grand Plaza II." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located.

                  1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "PROJECT COMMON AREAS," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "BUILDING COMMON AREAS," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that in connection therewith, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of, and access to, the Premises. Subject to Landlord's reasonable rules and regulations, Tenant shall have access to the Premises, twenty-four (24) hours a day, three hundred sixty-five (365) days a year.

         1.2 VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES, BUILDING, AND PROJECT. For purposes of this Lease, "rentable square feet" and "usable square feet" of the Premises shall be as set forth in Section 2.2 of the Summary and shall not be subject to remeasurement or modification.

                                    ARTICLE 2

                         INITIAL LEASE TERM; OPTION TERM

         2.1 INITIAL LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

         2.2 OPTION RIGHT.

                  2.2.1 EXERCISE OF OPTION RIGHT. Landlord hereby grants to the Tenant originally named in the Summary or any permitted transferee pursuant to
Section 14.8, below (collectively, the "ORIGINAL TENANT") one (1) option to extend the Lease Term for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable as set forth in Section 2.2.2, below. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in material, uncured default under this Lease and Tenant has not previously been in material, uncured default under this Lease more than once during any twelve (12) consecutive month period, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises.

                  2.2.2 OPTION TERM RENT.

                           2.2.2.1 OPTION RENT. The Rent payable by Tenant
during the Option Term (the "OPTION RENT") shall be equal to the "Market Rent," as that term is defined below.

                           2.2.2.2 MARKET RENT. For purposes of this Lease, the
term "MARKET RENT" shall mean the base rent, (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within twelve (12) months prior to the end of the initial Lease Term, leasing non-sublease, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Market Rent) comparable in size for a "Comparable Term," as that term is defined in this Section 2.2.2.2 (the "COMPARABLE DEALS"), which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 2.2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Building, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, and (c) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to any period of rental abatement, if any, granted to tenants in Comparable Deals in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then-existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The term "COMPARABLE TERM" shall refer to the length of the Option Term, without consideration of further options to extend such term, for the space in question. If in determining the Market Rent for the Option Term, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the "OPTION TERM TI ALLOWANCE"), to the extent that Tenant's final "Construction Drawings," as that term is defined in the Tenant Work Letter, for the Premises, as approved by Landlord, do not require the entirety of Option Term TI Allowance, Landlord and Tenant shall use good faith efforts to mutually agree upon any or a portion of the following: (A) to grant some or all of the excess Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the excess Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). In the event that Landlord and Tenant, despite good faith efforts, fail to agree upon the foregoing, the matter shall be determined by the "Neutral Arbitrator" (as such term is defined below). The term "COMPARABLE BUILDINGS" shall mean other office first-class, mid-rise office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction, quality of construction, level of services and amenities, size and appearance, and are located in the El Segundo area (the "COMPARABLE AREA").

                  2.2.3 EXERCISE OF OPTION. The option contained in this Section
2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "TENANT'S OPTION RENT CALCULATION"). Landlord shall deliver notice (the "LANDLORD RESPONSE NOTICE") to Tenant on or before the later to occur of (i) the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation, or (ii) the date which is nine (9) months prior to the expiration of the then Lease Term (the "Landlord Response Date"), stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "LANDLORD'S OPTION RENT CALCULATION"). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

                  2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection or deemed objection to the Landlord's Option Rent Calculation (the (the "OUTSIDE AGREEMENT DATE"), then (i) in connection with the Option Rent, Landlord's Option Rent Calculation and Tenant's Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the terms and conditions of this Section 2.2.4, and (ii) in connection with any other contested calculation of market Rent, the parties shall each make a separate determination of the Market Rent and shall submit the same to the arbitrators pursuant to the terms and conditions of this Section
2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

                           2.2.4.1 Landlord and Tenant shall each appoint one
arbitrator who shall be profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office properties in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 1.5.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed ("ADVOCATE ARBITRATORS").

                           2.2.4.2 The two Advocate Arbitrators so appointed
shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator ("NEUTRAL ARBITRATOR") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

                           2.2.4.3 The three arbitrators shall within thirty
(30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord's or Tenant's determination of Market Rent as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling ("AWARD") indicating whether Landlord's or Tenant's submitted Market Rent is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord's or Tenant's submitted Market Rent determination, whichever is selected by the arbitrators as being closest to Market rent shall become the then applicable Market Rent.

                           2.2.4.4 The Award issued by the majority of the three
arbitrators shall be binding upon Landlord and Tenant.

                           2.2.4.5 If either Landlord or Tenant fail to appoint
an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

                           2.2.4.6 If the two Advocate Arbitrators fail to agree
upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

                           2.2.4.7 The cost of arbitration shall be paid by
Landlord and Tenant equally.

                                    ARTICLE 3

                                    BASE RENT

         Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

         4.1 GENERAL TERMS. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay Tenant's Share of the annual "Direct Expenses," as that term is defined in Section 4.2.2 of this Lease, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this
Article 4 shall survive the expiration of the Lease Term.

         4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

                  4.2.1 "BASE YEAR" shall mean the period set forth in Section 5 of the Summary.

                  4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

                  4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change; provided that such change shall not result in an increase in the aggregate amount of Direct Expenses payable throughout the Lease Term.

                  4.2.4 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space to the extent the same are allocable to the Project; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project to the extent the same are allocable to the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project, to the extent the same are allocable to the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required under any governmental law or regulation enacted after the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life in accordance with sound real estate accounting principles, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

         Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include (A) except as specifically set forth in this Section 4.2.4, bad-debt expenses, depreciation, interest and amortization on mortgages, or ground lease payments, if any; (B) real estate brokers' leasing commissions; (C) the cost of providing any service directly to and paid directly by any tenant; (D) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (E) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (F) costs of capital improvements, except those set forth in items (xii) and (xiii) of this SECTION 4.2.4; (G) marketing costs, including leasing commissions, space planning costs and attorneys' fees in connection with the negotiation and preparation of letters, leases, and subleases and/or assignments incurred in connection with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project; (H) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (I) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project; (J) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with sound real estate management principles, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (K) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project; (L) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge; (M) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (N) advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs; (O) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if the space was vacant); (P) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due; (Q) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants; (R) costs arising from Landlord's charitable or political contributions; (S) any costs included as a Tax Expense pursuant to Section 4.2.5 below; (T) the wages and/or benefits attributable to personnel above the level of Project manager or Project engineer; (U) costs incurred due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Project; (V) costs incurred to comply with laws relating to hazardous material (as defined by applicable law), which was in existence in the Building or the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or the Project after the date hereof by Landlord or any other tenant of the Building and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then existed in the Building or the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; (W) entertainment and travel expenses of Landlord, its employees, agents, partners and affiliates; and
(X) the costs of premiums for earthquake insurance coverage which is currently or may subsequently be carried by Landlord in connection with the Project.

         If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to electrical costs be less than the components of Direct Expenses related to electrical costs in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

                  4.2.5 TAXES.

                           4.2.5.1 "TAX EXPENSES" shall mean all federal, state,
county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

                           4.2.5.2 Tax Expenses shall include, without
limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; and (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the

Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof.

                           4.2.5.3 Any costs and expenses (including, without
limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year to which such expenses relate. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days following demand from Landlord, Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

                           4.2.5.4 The amount of Tax Expenses for the Base Year
attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the "BASE TAXES". If in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Base Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

                           4.2.5.5 For purposes of this Lease, Tax Expenses
shall be calculated as if the tenant improvements in the Project were fully constructed and the Project, and all tenant improvements in the Project, were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year or the Base Year, Tax Expenses shall be deemed to be increased appropriately.

                  4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in
Section 6 of the Summary.

         4.3 INTENTIONALLY DELETED.

         4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in
Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "EXCESS").

                  4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days following receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall pay to Landlord such amount, within thirty (30) days following demand from Landlord. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

                  4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED EXCESS") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

         4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

                  4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days following demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

                  4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

                  4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility. Nothing contained in this
Section 4.5.3 shall prevent Tenant from paying any tax payable by Tenant pursuant to this Section 4.5.3 in installments to the extent permitted by the relevant taxing authority.

         4.6 LANDLORD'S BOOKS AND RECORDS. Within two (2) years after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in material, uncured default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within two (2) years of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than three percent (3.0%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this
Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

                                    ARTICLE 5

                                 USE OF PREMISES

         5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

         5.2 PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project (collectively, the "UNDERLYING DOCUMENTS"), Tenant agrees that Landlord may, without Tenant's prior consent, modify the terms of the Underlying Documents without affecting Tenant's obligation to comply with the terms thereto, so long as such modifications do not materially, adversely affect Tenant's rights or materially, adversely affect or monetarily increase Tenant's obligations thereunder.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

         6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

                  6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "BUILDING HOURS"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "HOLIDAYS").

                  6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of 2 watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of 1 1/2 watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal one hundred twenty (120) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

                  6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

                  6.1.4 Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises.

                  6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times.

         6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of
Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord within thirty (30) days of billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at actual cost (which shall be treated as Additional Rent).

         6.3 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of (except as provided in Section 19.5 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying (except as provided in Section
19.5 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

                                    ARTICLE 7

                                     REPAIRS

         Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building not located in or exclusively serving the Premises, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation
Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (not to exceed five percent (5%) of the costs incurred) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times, upon reasonable prior notice, except in the case of an emergency, in which case no notice shall be required, to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided that in connection with any such repairs, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of, and access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

         8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding anything in this Article 8 to the contrary, Tenant shall have the right, without Landlord's consent but upon five (5) business days prior notice to Landlord, to make strictly cosmetic, non-structural additions and alterations to the Premises that do not (i) affect the exterior appearance of the Premises or Building, or
(ii) affect the Building's electrical, ventilation, plumbing, elevator, mechanical, air conditioning or other similar systems. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

         8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such reasonable requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a reasonable list provided and approved by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by applicable governmental authorities, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably obstruct the business of Landlord or other tenants in the Project. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

         8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage (not to exceed three percent (3%)) of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

         8.4 CONSTRUCTION INSURANCE. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

         8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and to return the affected portion of the Premises to a building standard tenant improved condition; provided, however, that in the event that Tenant's request for Landlord's approval of any particular Alteration or improvement requests a determination by Landlord as to whether or not such Alteration or improvement shall be required to be removed upon the expiration or earlier termination of this Lease in accordance with the terms hereof, then Landlord's approval shall contain such a determination (and if such consent does not affirmatively require removal, Tenant shall have no obligation to remove the applicable Alteration). If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and to return the affected portion of the Premises to a building standard tenant improved condition as required herein, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

         Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty

(20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.

                                   ARTICLE 10

                                    INSURANCE

         10.1 INDEMNIFICATION AND WAIVER. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its members, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to (to the extent Tenant uses or occupies the Premises or Project), during, or after (to the extent Tenant continues to occupy the Premises) the expiration of the Lease Term (provided, however, that the foregoing indemnity shall not apply to the extent that any of the foregoing are caused by the negligence or willful misconduct of Landlord). Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

         10.2 LANDLORD'S FIRE AND CASUALTY INSURANCE. Landlord shall carry commercial general liability insurance with respect to the Building during the Lease Term, and shall further insure the Building during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine such coverage shall be for full replacement of the Building in compliance with all then-existing Applicable Laws. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord shall, at a minimum, during each and every Lease Year, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance). Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

                  10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

         Bodily Injury and
         Property Damage Liability         $5,000,000 each occurrence
                                           $5,000,000 annual aggregate

         Personal Injury Liability         $5,000,000 each occurrence
                                           $5,000,000 annual aggregate
                                           0% Insured's participation (which
                                           deductible amount may be replaced by
                                           Tenant's self-insured retention not
                                           to exceed $100,000; provided that, if
                                           Tenant exercises such right, (i)
                                           Tenant shall first notify Landlord in
                                           writing, (ii) Guarantor shall have a
                                           consolidated net worth of at least
                                           $75,000,000 and (iii) Tenant shall
                                           deliver to Landlord certificates of
                                           the chief financial officer of the
                                           parent company of the "Consolidated
                                           Financial Group" which includes
                                           Guarantor, confirming such net worth,
                                           concurrently with such notice and
                                           annually thereafter, and provided
                                           further that, if the consolidated net
                                           worth of Guarantor falls below
                                           $75,000,000, Tenant shall so notify
                                           Landlord and the foregoing right of
                                           Tenant to replace the deductible
                                           shall terminate and be of no further
                                           force or effect). For purposes hereof
                                           "Consolidated Financial Group" shall
                                           mean two or more entities which issue
                                           financial reports on a consolidated
                                           basis.

                  10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises made by or on behalf of Tenant. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

                  10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

         10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under
Section 10.1
of this Lease; (iii) be issued by an insurance company having a rating of not less than AVII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or changed to lesser coverages unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver certificates of the policies to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) business days after delivery to Tenant of bills therefor.

         10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

         10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

         11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas consistent with the following sentence. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty
(60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or wilful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be rent abatement only to the extent that Landlord actually recovers insurance proceeds from its rental interruption insurance provider or from Tenant's insurance provider; provided, however, Landlord shall use commercially reasonable efforts to recover such proceeds from its insurance provider or Tenant's insurance provider. In the event of the foregoing, Landlord shall have an action against Tenant regarding Tenant's negligence or willful misconduct. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith, subject to unreasonable delays caused by Landlord and delays resulting from "Force Majeure," as that term is defined in Section 29.16 of this Lease; provided that Tenant shall notify Landlord within a reasonable time of such delay.

         11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred twenty (120) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; or (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable judgment of Landlord, be completed within one hundred twenty (120) days after being commenced, Tenant may elect no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

         11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12

                                    NONWAIVER

         No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

         If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If the whole or any substantial part of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses and loss of goodwill, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

         14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, in an amount not to exceed $1,500.00 for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

         14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                  14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

                  14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                  14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

                  14.2.4 Intentionally Deleted;

                  14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

                  14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

                  14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice.

         If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with Tenant's business including, without limitation, loss of profits however occurring) a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

         14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, and
(iii) any brokerage commissions and reasonable attorneys' fees in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), the Rent paid during each annual period for the Subject Space shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

         14.4 INTENTIONALLY DELETED.

         14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's costs of such audit.

         14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the membership and/or ownership interest or the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve
(12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

         14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in material default under this Lease beyond any applicable notice and cure period set forth herein, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such material default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in material default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

         14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, neither (i) an assignment to an entity which acquires all or substantially all of the stock, membership and/or ownership interests or assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor
(iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (collectively, "Affiliates") shall be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

         15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

         15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty, condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal, provided that the removal of the Alterations and other improvements shall be governed by the terms of Article 8 of this Lease.

                                   ARTICLE 16

                                  HOLDING OVER

         If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred twenty-five percent (125%) for the first two (2) months and (ii) one hundred fifty percent (150%) thereafter, of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

         Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

         This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any mortgage or trust deed, hereafter encumbering against the Building or the Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Subject to the terms of this Article 18, Tenant shall, within ten
(10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

         19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                  19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) business days after notice; or

                  19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

                  19.1.3 Abandonment of all or a substantial portion of the Premises by Tenant; or

                  19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord.

         The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

         19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of material default by Tenant beyond any applicable notice and cure period set forth herein, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                  19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                           (i) The worth at the time of any unpaid rent which
has been earned at the time of such termination; plus



                           (ii) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (iii) The worth at the time of award of the amount by
which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (iv) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                           (v) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                  19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

         19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

         19.4 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

         19.5 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises are required by this Lease (any such set of circumstances as set forth in items (i) or (ii) above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five
(5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises; provided, further, that notwithstanding anything contained herein to the contrary, Tenant shall only be entitled to such rent abatement under this
Section 19.5 to the extent that Landlord is reimbursed by Landlord's rental insurance proceeds. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent Tenant is entitled to abatement because of an event covered by Articles 11 or 13 of this Lease, then the Eligibility Period shall not be applicable. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that if Landlord has not cured such Abatement Event within one hundred eighty (180) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such 180-day period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord (the "Abatement Event Termination Notice") during such five business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than ten (10) business days, and not more than six (6) months, following the delivery of the Abatement Event Termination Notice. Except as provided in this Section 19.5, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

         Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                              INTENTIONALLY DELETED

                                   ARTICLE 22

                              INTENTIONALLY DELETED

                                   ARTICLE 23

                                      SIGNS

         23.1 INTENTIONALLY DELETED.

         23.2 MULTI-TENANT FLOORS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

         23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

         23.4 BUILDING DIRECTORY. A building directory will be located in the lobby of the Building. Tenant shall have the right to designate up to ten (10) names to be displayed on such directory, at Landlord's expense.

         23.5 MONUMENT SIGNAGE. Tenant shall have the non-exclusive right to have a sign on the monument to be located in the front of the Building (the "MONUMENT"); provided that (i) the size, materials and design of Tenant's sign on the Monument ("TENANT'S SIGN") shall be subject to Landlord's prior written consent, which consent may be withheld in Landlord's reasonable discretion; (ii) Tenant's Sign shall comply with all applicable governmental rules and regulations; (iii) Tenant's right to Tenant's Sign shall be personal to the Original Tenant or an assignee of this Lease or a sublessee of at least fifty percent (50%) of the rentable area of the Premises (provided any such assignment or sublease is permitted or approved in accordance with the terms of this Lease) (a "QUALIFYING TRANSFEREE") (and may not be utilized by any other assignee, sublease or other transferee of Tenant's interest in this Lease); and (iv) Tenant's continuing right to Tenant's Sign shall be contingent on Tenant or a Qualifying Transferee, as applicable, actually occupying at least fifty percent (50%) of the rentable area of the Premises. In no event shall Tenant's Sign contain a name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of the Comparable Buildings. The location of Tenant's Sign on the Monument shall be the second (2nd) spot from the bottom on the right-hand side. Landlord shall be responsible for the cost of the Monument, and Tenant shall be responsible for all costs incurred by Tenant in connection with the design, construction, installation, maintenance and repair of Tenant's Sign. Prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole cost, remove

Tenant's Sign and restore the Monument to a condition substantially similar to the condition such Monument was in immediately prior to installation of Tenant's Sign.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

         Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises,
(ii) the Alterations or tenant improvements in the Premises, or (iii) the "Base Building," as that term is defined below, but as the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or Tenant's use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, to the extent that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, provided that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24, but only to the extent consistent with the terms of Section
4.2.4 above. For purposes of this Lease, the "Base Building" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.

                                   ARTICLE 25

                                  LATE CHARGES

         If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

         26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any material default of Tenant and without releasing Tenant from any obligations hereunder.

         26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's material defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

         Subject to Tenant's reasonable security requirements, Landlord reserves the right at all reasonable times and upon reasonable prior notice to Tenant (except in the case of an emergency in which case no prior notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term, to prospective tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service;
(B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform, following any applicable notice and cure period set forth herein. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Notwithstanding anything to the contrary contained herein, in connection with any entry into the Premises by Landlord pursuant to this Article 27, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of, and access to, the Premises.

                                   ARTICLE 28

                                 TENANT PARKING

         Tenant shall rent from Landlord, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes; provided, however, that (i) the current parking rates are Fifty-Five and No/100 Dollars ($55.00) for each unreserved parking pass per month, and Seventy-Five and No/100 Dollars ($75.00) for each reserved parking space per month, and (ii) in no event shall such current rates increase prior to the expiration of the first Lease Year. With respect to Tenant's reserved parking passes, four (4) of such passes shall be for reserved parking spaces in the Building surface parking lot, which reserved parking spaces are further described on Exhibit A-1 hereto, and the remaining six (6) passes shall be for reserved parking spaces in the Building parking facility. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. In connection with the foregoing, Landlord shall use commercially reasonable efforts to (i) give Tenant reasonable advance notice of such temporary closures, and (ii) in the event of a closure for any material amount of time, provide Tenant with a reasonable parking alternative. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

         29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

         29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

         29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

         29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

         29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability previously accrued or thereafter accruing under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         29.6 PROHIBITION AGAINST RECORDING. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

         29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

         29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

         29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

         29.10 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

         29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future members, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

         29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

         29.15 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

         29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions or inaction, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

         29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

         29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                                    Summit Grand Plaza, L.L.C.
                                    1970 East Grand Avenue
                                    Suite 300
                                    El Segundo, California  90245
                                    Attention:  Asset Manager

                                    and

                                    Allen Matkins Leck Gamble & Mallory LLP
                                    1901 Avenue of the Stars, Suite 1800
                                    Los Angeles, California 90067
                                    Attention:  Anton N. Natsis, Esq.

         29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

         29.20 AUTHORITY. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

         29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

         29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA,
(II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

         29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker or agent specified in Section 12 of the Summary (the "BROKER"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Notwithstanding anything to the contrary contained herein, Landlord shall be responsible for all brokerage commissions payable to the Broker in connection with this Lease.

         29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

         29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

         29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

         29.28 INTENTIONALLY DELETED.

         29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

         29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as set forth in Section 19.5 of this Lease). Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions. In connection with any Renovations, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of, and access to, the Premises.

         29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

         29.32 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

         29.33 GUARANTY OF LEASE. This Lease is subject to and conditioned upon Tenant's delivery to Landlord, concurrently with Tenant's execution and delivery of this Lease, a guaranty fully executed by and binding upon Western Pacific Housing Development Limited Partnership, a California limited partnership, as guarantor. Said guaranty shall be in the form of and upon the terms contained in the Guaranty of Lease attached hereto as EXHIBIT F.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                         "LANDLORD":

                         SUMMIT GRAND PLAZA, L.L.C.,
                         a Delaware limited liability company



                         By:  HPMC Development Partners, L.P.,
                              a Delaware limited partnership,
                              its Managing Member

                              By: HCG Development, L.L.C.,
                                  a Delaware limited liability company,
                                  its General Partner

                                  By:  Highridge Asset Management, L.L.C.,
                                       a Delaware limited liability company
                                       Manager

                                       By:  Highridge Management, Inc.,
                                            a California corporation
                                            Managing Member

                                            By: /s/ Jack L. Mahoney
                                               -------------------------
                                               Jack L. Mahoney
                                               Vice President

                         "TENANT":

                         WESTERN PACIFIC HOUSING, INC.,
                         a Delaware limited liability company

                         By: /s/ Thomas Connelly
                            --------------------------------------------

                         Name: Thomas Connelly
                              ------------------------------------------

                         Its: Vice President
                             -------------------------------------------

                                    EXHIBIT A

                           CONTINENTAL GRAND PLAZA II

                               OUTLINE OF PREMISES


                                [TO BE PROVIDED]

                                   EXHIBIT A-1

                           CONTINENTAL GRAND PLAZA II

                               SURFACE PARKING LOT

                             RESERVED PARKING SPACES


                                [TO BE PROVIDED]

                                    EXHIBIT B

                           CONTINENTAL GRAND PLAZA II

                               TENANT WORK LETTER

         Landlord and Tenant acknowledge that tenant improvements were constructed in the Premises for the prior tenant and shall be used by Tenant. Except as specifically set forth herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Premises, and Tenant shall accept the Premises in its currently-existing, "as-is" condition. Notwithstanding the foregoing, Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") equal to Two Hundred Forty Two Thousand Four Hundred Twenty and No/100 Dollars ($242,420.00) (i.e., $17.00 for each of the 14,260 rentable square feet of the Premises) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"). The Tenant Improvements shall be constructed in accordance with the terms and conditions of ARTICLE 8 of the Lease; provided, however, that the Tenant Improvements shall be constructed by a contractor selected and retained by Landlord and reasonably approved by Tenant. In no event shall Landlord be obligated to disburse any amount in excess of the Tenant Improvement Allowance in connection with the construction of the Tenant Improvements, Tenant's relocation to the Premises and/or the acquisition of the furnishings described below. Except as provided below, no portion of the Tenant Improvement Allowance, if any, remaining after the construction of the Tenant Improvements shall be available for use by Tenant. Notwithstanding anything to the contrary contained herein, up to $55,000 of the total amount of the Tenant Improvement Allowance may be used in connection with the purchase of the existing furnishings in the Premises, as the same are further described on Schedule B-1 to this Exhibit B, currently owned by the tenant which leased the Premises prior to Tenant (subject to the availability of such furnishings) and up to $71,000 of the total amount of the Tenant Improvement Allowance may be used by Tenant for moving expenses in connection with its relocation to the Premises.

                                  SCHEDULE B-1

                               LIST OF FURNISHINGS

                                [TO BE ATTACHED]

                                    EXHIBIT C

                           CONTINENTAL GRAND PLAZA II

                           NOTICE OF LEASE TERM DATES

To:      _______________________
         _______________________
         _______________________
         _______________________

                  Re: Office Lease dated ____________, 20__ between ____________________, a _____________________ ("Landlord"),
                  and _______________________, a _______________________
                  ("Tenant") concerning Suite ______ on floor(s) __________ of the office building located at ____________________________,
                  Los Angeles, California.

Gentlemen:

         In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.

         2. Rent commenced to accrue on __________________, in the amount of
________________.

         3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         4. Your rent checks should be made payable to __________________ at
___________________.

         5. The exact number of rentable/usable square feet within the Premises is ____________ square feet.

         6. Tenant's Share based upon the exact number of rentable square feet within the Premises is ____________%.

                                          "LANDLORD":

                                          __________________________________,
                                          a ________________________________

                                          By:_______________________________
                                             Its:___________________________


Agreed to and Accepted
as of ____________, 20___.

"TENANT":

__________________________________,
a ________________________________

By:_______________________________
   Its:___________________________

                                    EXHIBIT D

                           CONTINENTAL GRAND PLAZA II

                              RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided that Landlord shall enforce such Rules and Regulations in a non-discriminatory manner. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

         1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

         2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

         3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the El Segundo, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

         4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such reasonable times and in such reasonable manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

         5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably designated by Landlord.

         6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         7. Except for signage allowed pursuant to Article 23 of this Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

         8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

         9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

         10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         11. Except as normally used in office spaces, Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

         12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

         13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

         14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

         15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

         16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

         17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

         18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

         19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

         20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in El Segundo, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

         21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

         23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

         24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

         25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

         26. Tenant must comply with all applicable "NO-SMOKING" or similar governmental or quasi government rules, regulations and ordinances.

         27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

         28. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

         29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

         30. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

         31. Intentionally Deleted

         32. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

         Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. In the event of a conflict between these Rules and Regulations and the Lease, the terms of the Lease shall prevail. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT E

                           CONTINENTAL GRAND PLAZA II

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

         The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, _____ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, El Segundo, California ____________, certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

         3. Base Rent became payable on ____________.

         4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

         7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.

         8. To the best of Tenant's knowledge all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

         9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

         10. To the best of Tenant's knowledge, as of the date hereof, there are no existing defenses, offsets, claims or any basis for a claim, that the Tenant has against Landlord.

         11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         12. To the best of Tenant's knowledge, there are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

         13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

         14. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

         The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 20  .

                                          "TENANT":

                                          __________________________________,
                                          a ________________________________

                                          By:_______________________________
                                             Its:___________________________

                                          By:_______________________________
                                             Its:___________________________

                                    EXHIBIT F

                                GUARANTY OF LEASE

 THIS GUARANTY OF LEASE (this "GUARANTY") is made as of _____________, 2001, by WESTERN PACIFIC HOUSING DEVELOPMENT LIMITED PARTNERSHIP, a California limited partnership (the "GUARANTOR"), whose address is as set forth in Paragraph 10 hereof, in favor of SUMMIT GRAND PLAZA, L.L.C., a Delaware limited liability company ("LANDLORD").

         WHEREAS, Landlord and W ("TENANT"), desire to enter into that certain Office Lease, dated March __, 2001 (the "LEASE") concerning the premises located on the first (1st) floor of the office building located at 400 North Continental Boulevard, El Segundo, California;

         WHEREAS, the Guarantor has a financial interest in the Tenant; and

         WHEREAS, Landlord would not execute the Lease if the Guarantor did not execute and deliver to Landlord this Guaranty.

         NOW, THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, the Guarantor absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agree as follows:

         1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct, and the Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to the Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned.

         2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) from any liability with respect to Guarantor's obligations hereunder.

         3. The Guarantor's liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

         4. The Guarantor warrants and represents to Landlord that such Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. The Guarantor further warrants and represents that such Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as the Guarantor's obligations hereunder remain unsatisfied or owing to Landlord, the Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations.

         5. The Guarantor hereby covenants and agrees with Landlord that if a default after the expiration of the applicable cure period shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, the Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

         6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

         7. The Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person; and (vi) all principles or provisions of law which conflict with the terms of this Guaranty. The Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, the Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

         8. The Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor, including, without limitation, any other Guarantor named herein. The Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

         9. (a) The Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

                  (b) The Guarantor agrees that Guarantor shall have no right of subrogation against Tenant unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. The Guarantor further agrees that, to the extent the waiver of such Guarantor's rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation such Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant.

                  (c) The obligations of the Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of the Guarantor proposed in such case and to take any other action which the Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. The Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. The Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. The Guarantor hereby assigns to Landlord such Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

         10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by registered mail, return receipt requested. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

                  To Guarantor:   WESTERN PACIFIC HOUSING DEVELOPMENT LIMITED
                                  PARTNERSHIP
                                  c/o Western Pacific Housing, Inc.
                                  400 North Continental Boulevard, Suite 100
                                  El Segundo, California 90245


                  To Landlord:    SUMMIT GRAND PLAZA, L.L.C.
                                  c/o Summit Commercial Properties, Inc.
                                  1970 East Grand Avenue
                                  Suite 300
                                  El Segundo, California  90245
                                  Attention:  Asset Manager

                                  and

                                  Allen Matkins Leck Gamble & Mallory, LLP
                                  1901 Avenue of the Stars, Suite 1800
                                  Los Angeles, California 90067
                                  Attention:  Anton N. Natsis, Esq.


         11. The Guarantor represents and warrants to Landlord as follows:

                  (a) No consent of any other person, including, without limitation, any creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by such Guarantor, and constitutes the legally valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

                  (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of such Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of such Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.

         12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

         13. This Guaranty shall be binding upon the Guarantor, such Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

         14. The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

         15. The term "Tenant" whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

         16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, the non-prevailing party shall be obligated to pay all reasonable charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the prevailing party, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

         17. This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the Courts of California.

         18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

         20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         21. This Guaranty shall constitute the entire agreement between the Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

         22. The liability of the Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and such Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written

                                WESTERN PACIFIC HOUSING
                                DEVELOPMENT LIMITED PARTNERSHIP,
                                a California limited partnership

                                By:   LAMCO Housing, Inc., a California
                                      corporation
                                      Its: Managing General Partner

                                      By: /s/ Thomas Connelly
                                         --------------------------------------
                                         Thomas Connelly, Senior Vice President